PARTICIPATION AGREEMENT
                                    AMONG
                   INVESCO VARIABLE INVESTMENT FUNDS, INC.
                          INVESCO FUNDS GROUP, INC.
                  FIRST TRANSAMERICA LIFE INSURANCE COMPANY
                                     AND
                          CHARLES SCHWAB & CO., INC.

      THIS AGREEMENT, made and entered into as of this 1st day of December, 1994 by and among FIRST TRANSAMERICA LIFE INSURANCE COMPANY (hereinafter "First Transamerica"), a New York life insurance company, on its own behalf and on behalf of its Separate Account VA-5 NLNY (the "Account"): INVESCO VARIABLE INVESTMENT FUNDS INC., a corporation organized under the laws of Maryland (hereinafter the "Fund"); INVESCO FUNDS GROUP, INC. (hereinafter the "Adviser"), a Delaware corporation; and CHARLES SCHWAB & CO., INC., a California corporation (hereinafter "Schwab").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

      WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

      WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated December 29, 1993 (File No. 812-8590), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, First Transamerica has registered or will register certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

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      WHEREAS,  the Account is a duly  organized,  validly  existing  segregated asset account, established by resolution of the Board of Directors of First Transamerica on November 10, 1993, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, First Transamerica has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, First Transamerica intends to purchase shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Account to fund the aforesaid Contracts, and the Adviser is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

     WHEREAS, Schwab will perform certain services in connection with the Contracts;

     NOW,   THEREFORE,   in  consideration  of  their  mutual  promises,   First
Transamerica, Schwab, the Fund and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

      1.1 The Adviser agrees to sell to First Transamerica those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this
Section 1.1, First Transamerica shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

      1.2 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by First Transamerica and the Account on those days on which the Fund calculates its Designated Portfolios' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of an Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

      1.3 The  Fund and the  Adviser  will not  sell  shares  of the  Designated
Portfolios to any other insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7 3.8, and Article VII of this Agreement is in effect to govern such sales.

      1.4 The Fund agrees to redeem for cash, on First Transamerica's request, any full or fractional shares of the Fund held by First Transamerica, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Requests for


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redemption  identified  by First  Transamerica,  or its agent,  as being in connection with surrenders, annuitizations, or death benefits under Contracts may be executed within seven (7) calendar days after receipt by the Fund or its designee of the requests for redemption. If permitted by an order of the SEC under Section 22(e) of the 1940 Act, the Fund shall be permitted to delay sending redemption proceeds to First Transamerica beyond the foregoing deadlines, provided, however, that the Account receives similar relief to defer paying proceeds to Contract Owners, and further, that the Account is treated no less favorably than the other shareholders of the Designated Portfolios. This
Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this
Section 1.4, First Transamerica shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

      1.5 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

      1.6 First Transamerica shall pay for Fund shares by 11:00 a.m. Eastern time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

      1.7 The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

      1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to First Transamerica or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

      1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to First Transamerica of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. First Transamerica hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that portfolio. First Transamerica reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify First Transamerica by the end of the next Business Day of the number of shares so issued as payment of such dividends and distributions.
1.10 The Fund shall make the net asset value per share for each Designated Portfolio available to First Transamerica on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. If the Fund provides incorrect share net asset value information, First Transamerica shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extend necessary, First Transamerica shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected). Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to First Transamerica. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.

      In the event adjustments are required to correct any error in the computation of a Designated Portfolio's net asset value per share, or dividend or capital gain distribution, the Adviser or the Fund shall notify Schwab as soon as possible after discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing. If an adjustment is necessary to correct an error which has caused Contractholders to receive less than the amount to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned by the Account and distribute to the Account the amount of the underpayment. First Transamerica will adjust the number of shares of the applicable sub-account of each Contractholder and credit the appropriate amount of such payment to each Contractholder. In no event shall Schwab or First Transamerica be liable to Contractholders for any such adjustments or underpayment amounts. If Contractholders have received amounts in the excess of the amounts to which they otherwise would have been entitled prior to an adjustment for an error, First Transamerica and Schwab , when requested by the Adviser or the Fund, will make a good faith attempt to collect such excess amounts from the Contractholders. In no event shall Schwab or First Transamerica be liable to the Fund or the Adviser for any such adjustments or overpayment amounts.


ARTICLE II. Representations and Warranties

      2.1 First Transamerica represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. First Transamerica further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York Insurance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

      2.2 The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

      2.3 The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Plan") and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. As of the date of this Agreement, the Fund has no 12b-1 Plan and does not, directly or indirectly, impose any asset-based or other charge to finance distribution expenses. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board, a majority of whom are not interested persons of the Fund, formulate and approve any 12b-1 Plan to finance distribution expenses.

     2.4 The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolios are and shall at all times remain in compliance with the insurance and other applicable laws of the State of New York and any other applicable state to the extent required to perform this Agreement. The Fund further represents and warrants that Designated Portfolio shares will be sold in compliance with the insurance laws of the State of New York and all applicable state securities laws or exemptions therefrom. Without limiting the generality of the foregoing, the Fund represents and warrants that it is and shall at all times remain in compliance with the investment objectives, policies and restrictions of the Fund enumerated in Schedule C hereto, except as to those items disclosed with prior notice to First Transamerica. First Transamerica shall disclose such items to the Department of Insurance of the State of New York, and shall promptly notify the Fund of any objections to any such items by the Department.

      2.5 The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

      2.6 The Adviser represents and warrant that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

      2.7 The Fund and the Adviser represent and warrant that all of their officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by
Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.8 Schwab represents and warrants that it has completed, obtained and performed, in all material respects, all registrations, filings, approvals, and authorizations, consents and examinations required by any government or governmental authority as may be necessary to perform this Agreement. Schwab does and will comply with all applicable laws, rules and regulations in the performance of its obligations under this Agreement.

      2.9 The Fund will provide First Transamerica with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolios (including, but not limited to, any material change in its registration statement or prospectus affecting the Designated Portfolios and any proxy solicitation affecting the Designated Portfolios) and consult with First Transamerica in order to implement any such change in an orderly manner, recognizing the expenses of change and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectuses for the Contracts. The Fund agrees to share equitably in expenses incurred by First Transamerica as a result of actions taken by the Fund, as set forth in the allocation of expenses contained in Schedule F.

      2.10 First Transamerica  represents,  assuming that the Fund complies with
Article VI of this Agreement, that the Contracts are currently treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended ("the Code"), and that it will make every effort to maintain such treatment and that it will notify the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.11 First Transamerica represents and warrants that it will not purchase Fund Shares with assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

ARTICLE III. Prospectuses and Proxy Statements; Voting

      3.1 At least annually, the Adviser, shall provide First Transamerica and Schwab with as many copies of the Fund's current prospectuses for the Designated Portfolios as First Transamerica and Schwab may reasonably request for marketing purposes. If requested by First Transamerica in lieu thereof, the Adviser or Fund shall provide such documentation (including a final copy of the new prospectuses for the Designated Portfolios) and other assistance as is reasonably necessary in order for First Transamerica once each year (or more frequently if the prospectuses for the Designated Portfolio are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolios printed together in one document. The Fund and Adviser agree that the prospectuses for the Designated Portfolios will describe only the Designated Portfolios and will not name or describe any other portfolios or series that may be in the Fund unless, in the reasonable judgment of the Fund's legal counsel, such disclosure is required by law.

      3.2 If applicable state or Federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract Purchasers, then the Fund shall provide First Transamerica with the Fund's SAI or documentation thereof for the Designated Portfolios in such quantities and/or with expenses to be borne in accordance with Schedule F.

      3.3 The Fund shall provide First Transamerica and Schwab with as many copies of the SAI for the Designated Portfolios as each of them may reasonably request. The Adviser (or the Fund) shall also provide such SAI to any owner of a contract or prospective owner who requests such SAI (although it is anticipated that such requests will be made to Schwab).

     3.4 The Fund shall provide First Transamerica with copies of its prospectus, SAI, proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolios in such quantity as First Transamerica shall reasonably require for distributing to Contract owners.

      3.5 It is understood and agreed that, except with respect to information regarding First Transamerica or Schwab provided in writing by that party, neither First Transamerica nor Schwab are responsible for the content of the prospectus or SAI for the Designated Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund, Adviser or the Designated Portfolios provided in writing by the Fund or Adviser, neither the Fund nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

      3.6   If  and  to  the  extent   required  by  law  First   Transamerica
shall:
            (i)     solicit voting instructions from Contract owners;
            (ii)    vote  the  Designated   Portfolio   shares  in  accordance
                    with   instructions   received   from   Contract   owners;
                    and
            (iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the

                    SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. First Transamerica reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

      3.7 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding shares of a Designated Portfolio calculates voting privileges in the manner required by the Shared Funding Exemptive Order. First Transamerica shall fulfill its obligations under, and abide by the terms and conditions of, the Shared Funding Exemptive Order, including calculating voting privileges as described on Schedule G. The Fund agrees to promptly notify First Transamerica of any changes of interpretations or amendments of the Shared Funding Exemptive Order.

     3.8 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

      4.1 First Transamerica and Schwab shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that First Transamerica or Schwab, respectively, develops or proposes to use and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers or the underwriter for the Fund shares is named in connection with the Contracts, at least 10 (ten) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within 5 (five) Business Days after receipt of such material.

      4.2 First Transamerica and Schwab shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Adviser, except with the permission of the Fund or the Adviser.

      4.3 The Fund or Adviser shall furnish, or shall cause to be furnished, to First Transamerica and Schwab, a copy of each piece of sales literature or other promotional material in which First Transamerica and/or its separate account(s), or Schwab is named at least 10 (ten) Business Days prior to its use. No such material shall be used if First Transamerica or Schwab objects to such use within 5 (five) Business Days after receipt of such material.

      4.4 The Fund and the Adviser shall not give any information or make any representations on behalf of First Transamerica or concerning First Transamerica, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional materia approved by First Transamerica or its designee, except with the permission of First Transamerica.

      4.5 The Fund and Adviser shall not give any information or make any representations on behalf of or concerning Schwab, or use Schwab's name except with the permission of Schwab.

      4.6 The Fund will provide to First Transamerica and Schwab at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests of no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, contemporaneously with the filing of such documents(s) with the SEC NASD or other regulatory authorities.

      4.7 First Transamerica or Schwab will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

      4.8 For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any writer communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

      4.9 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.
ARTICLE V. Fees and Expenses

     5.1 The Fund and the Adviser shall pay no fee or other compensation to First Transamerica under this Agreement, and First Transamerica shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule F, Articles III, V, and other provisions of this Agreement. In the event that First Transamerica or Schwab agrees with any other mutual fund or investment adviser to any provision for bearing expenses that is more favorable to such fund or investment adviser than the provisions applicable to the Fund and the Adviser in this Agreement or the Schedules hereto, this Agreement shall be automatically amended to give the Fund and the Advisor the benefits of such more favorable provisions.

      5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, as further provided in Schedule F. The Fund shall see to it that all shares of the Designated Portfolios are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

      5.3 The parties shall bear the expenses of routine annual distribution of the Fund's prospectus and distributing the Fund's proxy materials and reports to owners of Contracts offered by First Transamerica, as provided in Schedule F.

      5.4 The Fund and Adviser acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the

Designated Portfolios ("Unaffiliated Funds"), and to transfer the Contract's cash value between funds and portfolios. The Fund and Advisor agree to cooperate with First Transamerica and Schwab in facilitating the operation of the Account and the Contracts as intended, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

      5.5 Schwab agrees to provide certain administrative services, specified in Schedule D hereto, in connection with the arrangements contemplated by this Agreement. The parties acknowledge and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund and that Schwab is not an underwriter for the shares of the Designated Portfolios, within the meaning of the 1933 Act or the 1940 Act.

      5.6 As compensation for the services specified in Schedule D hereto, the Advisor agrees to pay Schwab a monthly Administrative Service Fee based on the percentage per annum on Schedule D hereto applied to the average daily value of the shares of the Designated Portfolios held in the Account with respect to Contracts sold by Schwab. This monthly Administrative Service Fee is due and payable before the 15th (fifteenth) day following the last day of the month to which it relates.

ARTICLE VI. Diversification and Qualification

      6.1 The Fund and Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Advisor agree that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts.

      6.2 No shares of any series or portfolio of the Fund will be sold to the general public.

      6.3 The Fund and Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will remain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

      6.4 The Fund or Adviser will notify First Transamerica immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or is likely not to so comply in the future.

     6.5 The Fund and Adviser acknowledge that full compliance with the requirements referred to in Sections 6.1, 6.2, and 6.3 hereof is absolutely essential because any failure to meet those requirements could result in the Contracts not being treated as annuity contracts for federal income tax purposes, which could have adverse tax consequences for Contract owners and could also adversely affect First Transamerica's corporate tax liability. The Fund and Adviser also acknowledge that it is solely within their power and control to meet those requirements. Accordingly, without in any way limiting the effect of Sections 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to First Transamerica, the Adviser will pay all costs associated with reasonable and appropriate corrections or responses to any failure of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof. The parties shall use their best efforts to mitigate any such costs, but acknowledge that the costs associated with a failure to comply with sections 6.1, 6.2 or 6.3 could include, but may not be limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include , but are not limited to, reasonable fees and expenses of legal counsel to First Transamerica and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by First Transamerica with respect to itself or owners of its Contracts in connection with any such failure.

      6.6 The Fund shall provide First Transamerica or its designee with reports demonstrating compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule E provided, however, that providing such reports does not relieve the Fund or Adviser of their responsibility for such compliance or of their liability for any non-compliance.

ARTICLE VII. Potential Conflicts and Compliance with Shared
             Funding Exemptive Order

     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform First Transamerica if it determines that an irreconcilable material conflict exists and the implications thereof.

      7.2   First   Transamerica   will  report  any   potential  or  existing
conflicts   of  which  it  is  aware   to  the   Board.   First   Transamerica
will   assist  the  Board  in   carrying   out  its   responsibilities   under
the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by First Transamerica to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by First Transamerica with a view only to the interests of its Contract Owners.

      7.3 If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, First Transamerica and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

      7.4 If a material irreconcilable conflict arises because of a decision by First Transamerica to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, First Transamerica may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and the Fund shall continue to accept and implement orders by First Transamerica for the purchase (and redemption) of shares of the Fund.

     7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to First Transamerica conflicts with the majority of other state regulators, then First Transamerica will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs First Transamerica in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Adviser and the Fund shall continue to accept and implement orders by First Transamerica for the purchase (and redemption) of shares of the Fund.

      7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. First Transamerica shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then

First Transamerica will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs First Transamerica in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

      7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

      8.1   Indemnification By First Transamerica

            8.1(a). First Transamerica agrees to indemnify and hold harmless the Fund, its officers, each member of its Board, and the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of First Transamerica) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to First Transamerica or Schwab by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by First Transamerica or persons under its control) or wrongful conduct of First Transamerica or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of First Transamerica; or

     (iv) arise as a result of any failure by First Transamerica to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by First Transamerica in this Agreement or arise out of a result from any other material breach of this Agreement by First Transamerica,

as  limited  by  and  in   accordance   with  the   provisions   of   Sections
8.1(b) and 8.1(c) hereof.

        8.1(b).   First   Transamerica   shall  not  be  liable  under  this
indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     8.1(c). First Transamerica shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified First Transamerica in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve First Transamerica of its obligations hereunder except to the extent that First Transamerica has been prejudiced by such failure to give notice. In addition, any failure to notify First Transamerica of any such claim shall not relieve First Transamerica from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, First Transamerica shall be entitled to participate, at its own expense, in the defense of such action. First Transamerica also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from First Transamerica to such party of First Transamerica's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and First Transamerica will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.1(d). The Indemnified Parties will promptly notify First Transamerica of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

      8.2. Indemnification by Schwab

            8.2(a). Schwab agrees to indemnify and hold harmless the Fund, its officers, each member of its Board, and the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Schwab) or litigation (including legal and other expenses),to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of Schwab's dissemination of information regarding the Fund that is both (A) materially incorrect and (B) that was not either contained in the Fund's registration statement or sales literature or provided in writing to Schwab, or approved in writing, by or on behalf of the Fund or the Adviser; or

     (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in sales literature for the Contracts or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to First Transamerica or Schwab by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

     (iii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by Schwab or persons under its control) or wrongful conduct of Schwab or persons under its control, with respect to the sale or distribution of the Contracts; or

     (iv) arise as a result of any failure by Schwab to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab;

as  limited  by  and  in   accordance   with  the   provisions   of   Sections
8.2(b) and 8.2(c) hereof.

            8.2(b). Schwab shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

            8.2(c) Schwab shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Schwab in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve Schwab of its obligations hereunder except to the extent that Schwab has been prejudiced by such failure to give notice. In addition, any failure to notify Schwab of any such claim shall not relieve Schwab from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve First Transamerica, of its obligations hereunder except to the extent that First Transamerica has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, Schwab shall be entitled to participate, at its own expense, in the defense of such action. Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Schwab to such party of Schwab's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.2(d).    The   Indemnified    Parties   will   promptly   notify
Schwab  of  the   commencement  of  any  litigation  or  proceedings   against
them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

      8.3   Indemnification by the Adviser

            8.3(a). The Adviser agrees to indemnify and hold harmless First Transamerica and Schwab and each of their directors and officers and each person, if any, who controls First Transamerica or Schwab within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of First Transamerica or Schwab for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to First Transamerica or Schwab by or on behalf of the Adviser or Fund; or

     (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as  limited  by  and  in   accordance   with  the   provisions   of   Sections
8.3(b) and 8.3(c) hereof.

            8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to First Transamerica or to Schwab or the Account, whichever is applicable.

            8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Adviser of its obligations hereunder except to the extent that the Adviser has been prejudiced by such failure to give notice. In addition, any failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.3(d). First Transamerica and Schwab agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the contracts or the operation of the Account.

      8.4 Indemnification By the Fund

            8.4(a). The Fund agrees to indemnify and hold harmless First Transamerica and Schwab and each of their directors and officers and each person, if any, who controls First Transamerica or Schwab within the meaning of

Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

     (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as  limited  by  and  in   accordance   with  the   provisions   of   Sections
8.4(b) and 8.4(c) hereof.

           8.4(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to First Transamerica, Schwab, the Fund, the Adviser or the Account, whichever is applicable.

            8.4(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Fund of its obligations hereunder except to the extent that the Fund has been prejudiced by such failure to give notice. In addition, any failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.4(d). First Transamerica and Schwab each agree promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

            9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

            9.2     This   Agreement   shall  be  subject  to  the  provisions
of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive
Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

            10.1. This Agreement shall terminate:

                    (a) at the option of any party with or without cause, with respect to some or all Portfolios, upon one (1) year advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or (b) at the option of First Transamerica by written notice to the other parties with respect to any Portfolio based upon First

                    Transamerica's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or (c) at the option of First Transamerica by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by First Transamerica; or
                    (d) at the option of the Fund in the event that formal administrative proceedings are instituted against First Transamerica or Schwab by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding First Transamerica's or Schwab's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of First Transamerica or Schwab to perform its obligations under this Agreement; or (e) at the option of First Transamerica in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that First Transamerica determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or (f) at the option of First Transamerica by written notice to the Fund and the Adviser with respect to any Portfolio if First Transamerica reasonably believes that the Portfolio will fail to meet the
                    Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

                    (g) at the option of either the Fund or the Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that either First Transamerica or Schwab has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and the material adverse change or publicity will have a material adverse impact on First Transamerica's or Schwab's ability to perform its obligations under this Agreement, (ii) the Fund or Adviser notifies First Transamerica or Schwab, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by First Transamerica or Schwab and any other changes in circumstances since the giving of such notice, the determination of the Fund or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

                    (h) at the option of either First Transamerica or Schwab, if
                    (i) First Transamerica or Schwab, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or Adviser's ability to perform its obligations under this Agreement, (ii) First Transamerica or Schwab notifies the Fund or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Adviser and any other changes in circumstances since the giving of such a notice, the determination of First Transamerica or Schwab shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

                    (i) at the option of First Transamerica in the event that formal administrative proceedings are instituted against Schwab by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that First Transamerica determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Schwab to perform its obligations related to the Contracts.

      10.2 Notice Requirement No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

            (a) in the event that any termination is based upon the provisions of Article VII, or the provisions of Section 10.1 (a), 10.1 (g) or
            10.1 (h) of this Agreement, the
            prior written notice shall be given in advance of the effective date of termination as required by those provisions; (b) in the event that any termination is based upon the provisions of Section 10.1
            (d), 10.1 (e) or 10.1 (i) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and (c) in the event that any termination is based upon the provisions of Section 10.1 (b), 10.1 (c) or 10.1 (f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

     10.3 Effect of Termination Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of First Transamerica, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

      10.4 Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

      10.5 Survival of Agreement. A termination by Schwab shall terminate this Agreement only as to that party, and this Agreement shall remain in effect as to the other parties; provided, however, that in the event of a terminating by Schwab, the other parties shall have the option to terminate this Agreement upon 60 (sixty) days notice, rather than the one (1) year specified in Section 10.1
(a).

ARTICLE XI.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

      INVESCO Variable Investment Funds, Inc.
      7800 East Union Avenue, Suite 800
      Denver, CO 80237

      Attention: General Counsel

If to First Transamerica:

      First Transamerica Life Insurance Company
      575 Fifth Avenue
      New York, NY 10017-2422


      Attention:  President

If to the Adviser:

      INVESCO Funds Group, Inc.
      7800 East Union Avenue, Suite 800
      Denver, CO 80237

      Attention: General Counsel

If to Schwab:

      Charles Schwab & Co., Inc.
      101 Montgomery Street
      San Francisco, CA 94104

      Attention: General Counsel

ARTICLE XII. Miscellaneous

     12.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

      12.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of First Transamerica are being conducted in a manner consistent with the New York Variable Annuity Regulations and any other applicable law or regulations.

      12.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.8 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as to the date specified below.

                             First Transamerica:

                 FIRST TRANSAMERICA OCCIDENTAL LIFE INSURANCE
                 COMPANY

                    By its authorized officer

                    By:/s/------------------------
                    Title:------------------------
                    Date:-------------

                    Fund:

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

                    By its authorized officer,

                    By:/s/ Ronald L. Grooms
                       ----------------------------
                    Title:Treasurer
                       ----------------------------
                    Date:November 15, 1994
                       -------------------


                    Adviser:

                    INVESCO FUNDS GROUP, INC.

                    By its authorized officer,

                    By:/s/ Ronald L. Grooms
                       ------------------------------
                    Title:Senior Vice President & Treasurer
                       --------------------------------
                    Date:November 15, 1994
                         -----------------

                    Schwab:

                    CHARLES SCHWAB & CO., INC.

                    By its authorized officer,

                    By:/s/-------------------------
                    Title:VP Variable Annuities
                          -------------------------
                    Date:12/1/94
                         ------------------

               Schwab Investment Advantage, A Variable Annuity

SCHEDULE A


      Contracts                                 Form Numbers
      ---------                                 ------------
First Transamerica Life Insurance Company

Group Annuity Contract Form No. FTGP-501-193
Dollar Cost Averaging Endorsement Form No. FTGE-003-193 Automatic Payout Option Endorsement Form No. FTGE-004-193 Systematic Withdrawal Option Endorsement Form No. FTGE-005-193 Acceptance of Group Annuity Contract Form No. FTGA-003-193 Modification of Allocation of Net Purchase Payments Provision Form No. FTGE-007-194

Variable Annuity Application Form No. FTGA-004-194 (6/94) Certificate of Participation Form No. FTCG-101-193
IRA Endorsement Form No. FTCE-005-193
Benefit Distribution Endorsement Form No. FTCE-006-193
Dollar Cost Averaging Endorsement Form No. FTCE-007-193 Automatic Payout Option Endorsement Form No. FTCE-008-193 Systematic Withdrawal Option Endorsement Form No. FTCE-009-193 Annuity Rate Table Endorsement Form No. FTCE-010-193
Unisex Annuity Rate Tables Endorsement Form No. FTCE-010-193 Modification of Allocation of Net Purchase Payments Provision Form No. FTCE-011-194

                                 SCHEDULE B



Designated Portfolios

INVESCO VIF-Industrial Income Portfolio
INVESCO VIF-Total Return Portfolio
INVESCO VIF-High Yield Portfolio

                                  SCHEDULE C

        INVESCO Industrial Income Fund, INVESCO Total Return Fund, and
                           INVESCO High Yield Fund

      INVESCO Variable Investment Funds, Inc. (the "Company"), a Maryland corporation, is an open-end management investment company which offers shares of common stock of four diversified investment portfolios (the "Funds"), the INVESCO VIF - Industrial Income Portfolio (the "Industrial Income Fund"), the INVESCO VIF - Total Return Portfolio (the "Total Return Fund"), the INVESCO VIF
- High Yield Portfolio (the "High Yield Fund"), and the INVESCO VIF - Utilities Portfolio (the "Utilities Fund"). The Utilities Fund is not part of this Charles Schwab Variable Annuity. The Company's shares are not offered directly to the public, but are sold exclusively to life insurance companies ("Participating Insurance Companies") as a pooled funding vehicle for variable annuity and variable life insurance contracts issued by separate accounts of Participating Insurance Companies.

      Pursuant to an agreement with the Company, INVESCO Funds Group, Inc. ("INVESCO"), 7800 E. Union Avenue, Denver, Colorado, serves as the Funds' investment adviser. INVESCO is primarily responsible for providing the Fund with various administrative services and supervising one Funds' daily business affairs. These services are subject to review by the Company's board of directors. INVESCO holds all of the outstanding shares of each Fund, and thus should be regarded as a control person of each Fund. INVESCO is an indirect wholly-owned subsidiary of INVESCO PLC, a financial holding company which, through its subsidiaries, engages in the business of investment management on an international basis. INVESCO was established in 1932 and, as of June 30, 1993, managed ten mutual funds, consisting of 25 separate portfolios, with combined assets of approximately $8.4 billion on behalf of over 821,000 shareholders.

      Pursuant to agreements with INVESCO, INVESCO Trust Company ("INVESCO Trust") serves as the sub-adviser of the Industrial Income and High Yield and INVESCO Capital Management, Inc. ("ICM") serves as the sub-adviser of the Total Return Fund. Although the Company is not a party to either sub-advisory agreement, each agreement has been approved for each Fund affected by that agreement by the Company's board of directors. In addition, each agreement has been approved as to each affected Fund by the initial shareholder of that Fund.

The address of INVESCO Trust is 7800 E. Union Avenue, Denver, Colorado and the address of ICM is 1315 Peachtree Street, N.E., Atlanta, Georgia. Subject to the supervision of INVESCO and review by the Company's board of directors, INVESCO Trust is primarily responsible for selecting and managing the investments of the Industrial Income and High Yield. ICM is primarily responsible for selecting and managing the Investments of the Total Return Fund.

      INVESCO Trust, a trust company founded in 1969, is a wholly-owned subsidiary of INVESCO that managed 21 investment portfolios as of June 30, 1993, including 19 portfolios in the INVESCO group, a closed-end investment company, and a Canadian open-end investment fund trust. These 21 portfolios had aggregate assets of approximately $7.7 billion as of June 30, 1993. In addition, INVESCO Trust provides Investment management services to private clients including employee benefit plans that may be invested in a collective trust sponsored by INVESCO Trust, having total assets of approximately $244 million as of June 30, 1993.

      ICM is an indirect, wholly owned subsidiary of INVESCO PLC that, as of June 30, 1993, managed approximately $25.3 billion of tax-exempt accounts (such as pension and profit-sharing funds for corporations and state and local governments) and acted as investment adviser or sub-adviser to 18 investment portfolios of 5 other investment companies with combined assets of approximately $732 million.

      Dividends paid by each Fund will be based solely on the income earned by that Fund. The Company's policy with respect to each Fund is to distribute substantially all of this income, less expenses, to shareholders of that Fund. Dividend distributions for each Fund are customarily declared and paid quarterly, at the end of March, June, September and December. Dividends are automatically reinvested in additional shares of the Fund making the dividend distribution at its net asset value, unless an election is made on behalf of a separate account to receive distributions in cash.

                     Investment Objectives and Policies

      The investment objective of each Fund, as described below, is fundamental and may be changed only by vote of a majority of the outstanding shares of that Fund. There is no assurance that any Fund will achieve its investment objective.

Any investment policy of a Fund may be changed by the Company's board of directors without shareholder approval unless the policy is one required by the Fund's fundamental investment restrictions set forth in the Statement of Additional Information.

Industrial Income Fund

      The investment objective of the Industrial Income Fund is to seek the best possible current income while following sound investment practices. Capital growth potential is an additional, but secondary, consideration in the selection of portfolio securities. The Fund seeks to achieve its objective by investing in securities which will provide a relatively high yield and stable return and which, over a period of years, also may provide capital appreciation.

      The Industrial Income Fund normally invests between 60% and 75% of its assets in dividend-paying common stocks. The Fund also may invest in convertible bonds, preferred stocks and straight debt securities ("debt securities"). In periods of uncertain market and economic conditions, as determined by the fund's investment advisers, the Fund may depart from its basic investment objective and assume a defensive position with a large portion of its assets temporarily invested in high quality corporate bonds, or notes and government issues, or held in cash.

      The Industrial Income Fund may invest no more than 15% of its total assets in debt securities that are rated below BBB by Standard & Poor's Corporation ("Standard & Poor's"), or Baa by Moody's Investors Service, Inc. ("Moody"s"), and in no event will the Fund ever invest in a debt security rated below CCC by Standard & Poor's or Caa by Moody's. Generally, bonds rated in one of the top four rating categories are considered "investment grade." However, those in the fourth highest category (Standard & Poor's BBB or Moody's Baa) may have speculative characteristics and a weaker ability to pay interest or repay principal under adverse economic conditions or changing circumstances.

Total Return Fund

      The investment objective of the Total Return Fund is to seek a high total return on investment through capital appreciation and current income. The Fund seeks to accomplish its objective by investing in a combination of equity securities and fixed income securities. Although there is no limitation on the maturity of the Total Return Fund's investments in fixed income securities, the dollar-weighted average maturity of such investments normally will be from three to ten years.

      The equity securities to be acquired by the Total Return Fund consist of common stocks and, to a lesser extent, securities convertible into common stocks. Such securities generally will be issued by companies which are listed on a national securities exchange (such as the New York Stock Exchange) and which usually pay regular dividends. However, the Fund also may invest in securities traded on regional stock exchanges or in the over-the-counter market. The Company has not established any minimum investment standards (such as an issuer's asset level, earnings history, type of industry, dividend payment history, etc.) with respect to the Fund's investments in common stocks. Because smaller companies may be subject to more significant losses, as well as have the potential for more substantial growth, than larger, more established companies, the Fund's investments may consist in part of securities that may be deemed to be speculative.

      The income securities to be acquired by the Total Return Fund will include obligations of the United States government and government agencies. These United States government obligations consist of direct obligations of the U.S. government, such as U.S. Treasury Bills, Notes and Bonds, obligations guaranteed by the U.S. government, such as Government National Mortgage Association obligations, and obligations of U.S. government authorities, agencies and instrumentalities, which are supported only by the assets of the Issuer, such as the Federal National Mortgage Association, Federal Home Loan Bank, Federal Financing Bank and Federal Farm Credit Bank. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the agency Issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. The Fund will invest in securities of such instrumentalities only when the fund's investment advisers is satisfied that the credit risk with respect to any such instrumentality is minimal.

      The Total Return Fund also may invest in corporate debt obligations which are rated in one of the four highest ratings of corporate obligations by Moody's (Aaa, Aa, A and Baa) or by Standard & Poor's (AAA, AA, A and BBB), or, if not rated, which in the fund's investment advisers' opinion have investment characteristics similar to those described in such ratings. The investment characteristics of the securities rated Baa by Moody's or BBB by Standard & Poor's are discussed above in the description of the investment policies of the Industrial Income Fund.

      Typically, at least 30% of the Total Return Fund's investment portfolio will be comprised of equities and at least 30% fixed and variable income securities. The remaining 40% of the portfolio will vary in asst allocation according to the fund's investment adviser's assessment of business, economic, and market conditions. The analytical process associated with making allocation decisions is based upon a combination of demonstrated historic financial results, current prices for stocks, and the current yield to maturity available in the market for bonds. The return available from one category relative to the other determines the actual asset deployment. The fund's investment advisers's asset allocation process is based on current information rather than forecasted change. The Fund seeks reasonably consistent returns over a variety of market cycles.

      The Total Return Fund also may enter into interest rate futures contracts and forward delivery contracts, may purchase options on interest rate futures contracts or debt securities, and may write covered call options and cash-secured puts.

High Yield Fund

      The investment objective of the High Yield Fund is to seek a high level of current income by investing substantially all of its assets in lower rated bonds and other debt securities and in preferred stock. Accordingly, the Fund invests primarily in bonds and other debt securities, including state and local municipal obligations and convertible and non-convertible issues, and in preferred stocks rated in medium and lower categories by Moody's or S&P (Ba or lower by Moody's, BB or lower by S&P). The Fund does not invest in securities rated lower than Caa by Moody's or CCC by S&P; these ratings are applied to issues which are predominantly speculative and may be in default or as to which there may be present elements of danger with respect to principal or interest. The Fund does not invest in issues which are in default. The Fund may invest in unrated securities where the Fund's investment adviser believes that the financial condition of the issuer or the protection afforded by the terms of the securities limits risk to a level similar to that of securities eligible for purchase by the Fund rated in medium and lower categories by Moody's or S&P (between Ba and Caa ratings by Moody's, and between BB and CCC ratings by S&P).

      The High Yield Fund also may hold cash or invest all or a portion of its assets in securities issued or guaranteed by the U.S. government or its agencies (which may or may not be backed by the full faith and credit of the United States) and bank certificates of deposit, if the fund's investment advisers determines it to be appropriate for purposes of preserving liquidity or capital in light of prevailing market or economic conditions. The Fund also may invest in corporate short-term notes rated at the time of purchase at least A-I by S&P or Prime- I by Moody's, and municipal short-term notes rated at the time of purchase at least A-1 by S&P or MIG-1 by Moody's the highest rating category for such notes, indicating a very strong capacity to make timely payments of principal and interest).

     Potential capital appreciation is a factor in the selection of investments, but is secondary to the High Yield Fund's primary objective. The securities in which the Fund invests offer a wide range of maturities (from less than one year to thirty years) and yields. These securities include short-term bonds or notes (maturing in less than three years), intermediate-term bonds or notes (maturing in three to ten years), and long-term bonds (maturing in more than ten years). The fund's investment advisers will seek to adjust the portfolio of securities held by the Fund to maximize current income consistent with the preservation of principal.

      There are no limitations on the average maturity of the securities in the High Yield Fund. Securities will be selected on the basis of the fund's investment advisers's assessment of interest rate trends an the liquidity of various instruments under prevailing market conditions. As a matter of policy, which may be changed without a vote of shareholders, under normal circumstances, at least 65% of the value of the total assets of the Fund will be invested in debt securities having maturities at the time of issuance of at least three years. As a temporary defensive measure, the Fund may hold cash or invest more than 35% of its assets in debt securities having maturities of less than three years at the time of issuance if the fund's investment advisers determines it to be appropriate for purposes of enhancing liquidity or preserving capital in light of prevailing market or economic conditions. The Investment return to shareholders of the Fund is based solely upon the income earned and gains realized on the securities held by the Fund.

      Securities in which the High Yield Fund invests may at times be purchased or sold on a delayed delivery or a when issued basis (i.e., securities may be purchased or sold by the Fund with settlement taking place in the future, often a month or more later). The High Yield Fund may invest up to 10% of its net assets in when issued securities. The payment obligation and the interest rate that will be received on the securities are fixed at the time the Fund enters into a purchase commitment. Between the date of purchase and the settlement date, the value of the securities is subject to market fluctuations, and no interest is payable to the Fund prior to the settlement date. When the Fund purchases securities on a when issued basis, its custodian bank will place cash or liquid debt securities in a separate account of the Fund in an amount equal to the amount of the purchase obligation.

                           Investment Restrictions

      The Funds operate under certain investment restrictions which are fundamental and may not be changed with respect to a particular Fund without the prior approval of the holders of a majority, as defined in the Investment Company Act of 1940, of the outstanding voting securities of that Fund. For purposes of the following limitations, all percentage limitations apply immediately after a purchase or initial investment. Any subsequent change in a particular percentage resulting from fluctuations in value does not require elimination of any security from a Fund.

       Each Fund may not:

       1. With respect to seventy-five percent (75%) of its total assets, purchase the securities of any one issuer (except cash items and government securities" as defined under the Investment Company Act of 1940, as amended (the "1940 Act")), if the purchase would cause the Fund to have more than 5% of the value of its total assets invested in the securities of such issuer or to own more than 10% of the outstanding voting securities of such issuer;

       2. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that come to exceed 33 1/3% of the value of the Fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This restriction shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

       3. Invest more than 25% of the value of its total assets in any particular industry (other than government securities).

       4. Invest directly in real estate or interest in real estate; however, the Fund may own debt or equity securities issued by companies engaged in those businesses.

       5. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the Fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

       6. Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements.)

       7. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the Fund.

       8. Each Fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental Investment objectives, policies and limitations as the Fund.

      Furthermore, the board of directors has adopted additional investment restrictions for each Fund. These restrictions are operating policies of each Fund and may be changed by the board of directors without shareholder approval. The additional investment restrictions adopted by the board of directors to date include the following:

      (a) The Fund's investments in warrants, valued at the lower of cost or market, may not exceed 5% of the value of its net assets. Included within that amount, but not to exceed 2% of the value of the Fund's net assets, may be warrants that are not listed on the New York or American Stock Exchanges. Warrants acquired by the Fund in units or attached to securities shall be deemed to be without value.

      (b) The Fund will not (i) enter into any futures contracts or options on futures contracts if immediately thereafter the aggregate margin deposits on all outstanding futures contracts positions held by the Fund and premiums paid on outstanding options on futures contracts, after taking into account unrealized profits and losses, would exceed

          5% of the market value of the total assets of the Fund, or (ii) enter into any futures contracts if the aggregate net amount of the Fund's commitments under outstanding futures contracts positions of the Fund would exceed the market value of the total assets of the Fund.

      (c) The Fund does not currently intend to sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short without the payment of any additional consideration therefor, and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short.

      (d) The Fund does not currently intend to purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin.

      (e) The Fund does not currently intend to (i) purchase securities of closed end investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger. If the Fund invests in a money market fund, the Fund's investment adviser will reduce its advisory fee by the amount of any investment advisory and administrative services fees paid to the investment manager of the money market fund.

      (f) The Fund may not mortgage or pledge any securities owned or held by the Fund in amounts that exceed, in the aggregate, 15% of the Fund's net asset value, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or placed in a segregated account in connection with such contracts.

      (g) The Fund does not currently intend to purchase securities of any issuer (other than U.S. government agencies and instrumentalities or instruments guaranteed by an entity with a record of more than three years' continuous operation, including that of predecessors) with a record of less than three years' continuous operation (including that of predecessors) if such purchase would cause the Fund's investments in all such issuers to exceed 5% of the Fund's total assets taken at market value at the time of such purchase.

     (h) The Fund does not currently intend to invest directly in oil, gas, or other mineral development or exploration programs or leases; however, the Fund may own debt or equity securities of companies engaged in those businesses.

     (i) The Fund does not currently intend to purchase any security or enter into a repurchase agreement if, as a result, more than 15% of its net assets would be invested in repurchase agreements not entitling the holder to payment of principal and interest within seven days.

                                  SCHEDULE D

                           Administrative Services

To be performed by Charles Schwab & Co., Inc.

A. Schwab will provide the properly registered and licensed personnel and systems needed for all customer servicing and support - for both fund and annuity information and questions including:


      delivery of  prospectuses  - both fund and  annuity;
      entry of initial and subsequent  orders;
      transfer of cash to insurance  company  and/or funds;
      explanations  of fund objectives and  characteristics;
      entry of transfers between  funds;
      fund  balance  and  allocation   inquiries;
      mail  fund prospectuses;

B. Schwab will calculate on a daily basis for each fund the number of shares and the asset balance on which the fee is to be paid pursuant to this agreement. Also provided will be a monthly summary of the reports, expressed in both shares and dollar amounts.

C. Schwab will communicate all purchase, withdrawal, and exchange orders it receives form its customers to First Transamerica who will retransmit them to each fund.

D. For the services, Schwab shall receive a fee of 9.20% per annum applied to the average daily value of the shares of the fund held by Schwab's customers, payable by the Adviser directly to Schwab, such payments being due and payable and payable within 15 (fifteen) days after the last day of the month to which such payments relates.

                                  SCHEDULE E

Reports per Section 6.6

      With regard to the reports relating to the quarterly testing of compliance with the asset diversification requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter a report in the attached Forms E.1 and E.2 regarding the status under such sections of the Code of the Designated Portfolios, and if necessary, identification of any remedial action to be taken to remedy non-compliance.

      With regard to the reports relating to the year-end testing of compliance with the gross income requirements of Subchapter M of the Code, referred to hereinafter as "RIC status", the Fund will provide the reports on the following basis: the year-end report in the attached Form E.3 will be provided 45 days after the end of the calendar year, but prior thereto, the Fund will provide the additional interim and supplemental reports, described below.

The additional reports are as follows:

1. A report in the usual reporting format and content, as of November 30, of the fiscal year ending the following December 31. The report will be provided under cover of a letter from the Adviser stating that the Fund is in full compliance with the requirements of Section 817(h) and Subchapter M of the Code. Assuming such satisfactory report, the Fund will not provide any additional interim reports. The report will be delivered by facsimile by the twentieth day of December.

2. In the alternative, if a problem, as defined below, is identified in the November report or its accompanying transmittal letter, additional interim reports, on a weekly basis, starting on the 15th of December and through the 30th of December, also will be supplied ("additional interim reports"). The additional interim reports will not follow the format of the regular reports, but will specifically address the problem identified in the November 30 report. If any interim report, thereafter, memorializes the cure of the problem, subsequent additional reports will not be required.

With regard to delivery of the additional reports, they will be transmitted by facsimile on the next Business Day, subject to the following schedule of special dates: if the 15th of December is a Saturday, the required report date will be accelerated to the 14th of December, if the 15th of December is a Sunday the report will be transmitted on the 16th of December.

3. A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

(a) Less than ninety-five percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b) Twenty-five percent or greater gross income is derived from the sale or disposition of assets specified in Section 851(b)(3);

(c) Fifty-five percent or less of the value of total assets consists of assets specified in Section 851(b)(4)(A); and

(d) Twenty percent or more of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(4)(B).

                                      E.1


                                  817(h) Test



Fund Name------------------------           Date of Report--------------------


                                   First        Second      Third        Fourth
Asset Diversification Test         Quarter      Quarter     Quarter      Quarter
--------------------------------------------------------------------------------


Total Assets
                                 ===============================================


Cash
                                 -----------------------------------------------
Cash Items (Incl.
receivables)
                                 -----------------------------------------------
Government Securities
                                 -----------------------------------------------
Securities of Other RIC's
                                 -----------------------------------------------
Subtotal
                                 -----------------------------------------------

                                 -----------------------------------------------
Percentage < or = to 55%
                                 -----------------------------------------------

Fund Name------------------------           Date of Report--------------------


                                     First     Second    Third     Fourth
Asset Diversification Test           Quarter   Quarter   Quarter   Quarter
--------------------------------------------------------------------------------
Total Assets                         =======   =======   =======   =======
List fund's four largest
investment in descending
order of value

Name/Account
1.                                  =======   =======   =======   =======
2.                                  =======   =======   =======   =======
3.                                  =======   =======   =======   =======
4.                                  =======   =======   =======   =======

Percentages:

1/Total Net Assets                  -------   -------   -------   -------
1+2/Total  Net Assets               -------   -------   -------   -------
1+2+3/Total  Net  Assets            -------   -------   -------   -------
1+2+3+4/Total Net Assets            -------   -------   -------   -------

Test:

Is % at A< or = 55%                 -------   -------   -------   -------
Is % at B< or = 70%                 -------   -------   -------   -------
Is % at C< or = 80%                 -------   -------   -------   -------
Is % at D< or = 90%                 -------   -------   -------   -------

                                     E.2

                                   RIC Test

Fund Name------------------------           Date of Report--------------------

QUARTERLY ASSET DIVERSIFICATION TEST

1.  Computations:                           1st     2nd     3rd     4th
                                           Quarter Quarter Quarter Quarter

    a.  Total net assets:
        cash, receivable,
        securities and total
        other assets                      $------ $------ $------ $------
                   5% of TNA             ======== ======= ======= =======

    b.  Qualifying assets,
        sum of:

        1.  Cash, receivables,
            govt. securities
            and securities of
            other regulated
            Investment Companies          $------ $------ $------ $------

        2.  Other securities
            not including: (a)
            securities of any one
            issuer having a value
            in excess of 5% of
            line 1a; or (b)
            securities representing
            more than 10% of
            the outstanding voting
            securities of any one
            issuer (See attached
            for detail.)                   $------ $------ $------ $------

        3.  Total qualifying
            assets: sum of (1) +
            (2)                            $------ $------ $------ $------

        4.  Total nonqualifying           $------ $------ $------ $------

        5.  Total net assets
            should equal a.)
            sum of (3) + (4)              $====== $====== $====== $======

Fund Name------------------------           Date of Report--------------------


2.Requirements (Answer Yes/No)

    a. Are total qualifying
        assets equal to or
        greater than 50% of
        total assets                      -------   -------   -------   -------
    b. Is not more than 25%
        of total assets
        invested in the
        securities (other
        than U.S. government
        securities or the
        securities of other
        RICs) of any one
        issuer?                           -------   -------   -------   -------

    c. Are total non-
        qualifying asset
        over 25%                          -------   -------   -------   -------

    d.  If yes, are securities
        qualifying at date of
        purchase? (See
        attached for detail.)             -------   -------   -------   -------

Fund Name------------------------           Date of Report--------------------


A. Securities of any one issuer having a value in excess of 5% of line 1a:


      QTR       SECURITY        MARKET VALUE      % OF MKT VAL > 5% OF TNA
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

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



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--------------------------------------------------------------------------------

B. Securities representing more than 10% of the outstanding voting securities of any one issuer.

           1st Quarter 2nd Quarter 3rd Quarter 4th Quarter
            --------    --------      --------   --------

Fund Name------------------------           Date of Report--------------------

QUARTERLY ASSET DIVERSIFICATION TEST

Nonqualifying assets: client appraisals

a. Securities of issuer w/value > 5% of total asset





                                                                PRIOR        MKT VALUE
                                          PRIOR                 DAY'S        AT TIME
                        ACQUISITION     PURCHASES               NAV          OF LAST
QUARTER     SECURITY       DATE           VALUE        COST     VALUE        PURCHASE
-------     --------    ----------      ---------    -------    -----        --------

-----------------------------------------------------------------------------------------
                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
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                                     =            +          /             =
-----------------------------------------------------------------------------------------





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                                     =            +          /             =
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                                     =            +          /             =
-----------------------------------------------------------------------------------------
                                     =            +          /             =
-----------------------------------------------------------------------------------------
                                     =            +          /             =
-----------------------------------------------------------------------------------------
                                     =            +          /             =
-----------------------------------------------------------------------------------------
                                     =            +          /             =
-----------------------------------------------------------------------------------------
                                     =            +          /             =
-----------------------------------------------------------------------------------------


Fund Name------------------------           Date of Report--------------------

TAX COMPUTATION OF INVESTMENT
COMPANY FISCAL YEAR INCOME GROSS
INCOME TESTS (ANNUAL)


                                                         UTI
                                   ---------------------------------------------
                                        BOOK           TAX ADJ        TAX BASIS
                                   ---------------------------------------------
1. Interest and dividend income
                                   ---------------------------------------------
2. Gross gains on stock or
   securities held Three months or
   More (exclude each sale at a
   loss)
                                   ---------------------------------------------
3. Gross gains on options,
   futures or forward contracts
   held for Three months or More
   related to stock or securities
   (exclude each transaction
   generating a loss).
                                   ---------------------------------------------
4. Gains from foreign currencies
   which are directly related to the
   Fund's principal business of
   investing in stock or securities
   (or options and futures
   with respect to stock or
   securities).
                                   ---------------------------------------------
5. Other income (describe)
   related to Fund's business of
   investing in stock or
   securities.
                                   ---------------------------------------------
6. Other income (describe) NOT
   related to Fund's business of
   investing in stock or
   securities.
                                   ---------------------------------------------
7. Gains from foreign currencies
   NOT directly related to the Fund's
   principal business of investing
   in stock or securities (or options
   and futures with respect to stock
   and securities) held Three Months
   or MORE.
                                   ---------------------------------------------

8. Gains from foreign currencies
   NOT directly  related to the fund's
   principal business of  investing
   in stock or  securities  (or
   options  and futures  with
   respect to stock and securities)
   held Less than Three Months.
                                   ---------------------------------------------
9. Gross gains from stock or
   securities held Less than Three
   Months (exclude each sale at a
   loss).
                                   ---------------------------------------------
10.Gross gains on options,
   futures and forward contracts
   held for Less than Three Months
   related to stock or securities
   (exclude each transaction
   generating a loss).
                                   ---------------------------------------------
11.Gross Income (Sum of 1-10)
                                   ---------------------------------------------
12.Requirements (1=YES 0=NO)
                                   ---------------------------------------------
   a. Is other income (lines
      6+7+8) not related to Fund's
      business less than or equal to
      10 percent of gross income
      (line 10)?
                                   ---------------------------------------------
   b. Are gross gains on
      securities held less than three
      months (line 8+9+10) less than
      30 percent of gross Income
      (line 11)?
                                   ---------------------------------------------

                                  SCHEDULE F

                                   EXPENSES


1. The Fund and First Transamerica will pay the costs of printing and/or distributing copies of the documents based upon an allocation of costs that reflects the Fund's share of the total costs determined according to the number of pages of the parties' and other funds' respective portions of the documents.

2. The Adviser and First Transamerica will pay the costs of printing and/or distributing copies of the documents based upon an allocation of costs that reflects the Adviser's share of the total costs determined according to the number of pages of the parties' and other funds' respective portions of the documents.


================================================================================
                                                               RESPONSIBLE
        ITEM                       FUNCTION                       PARTY
================================================================================
PROSPECTUS
--------------------------------------------------------------------------------
Annual Update        Printing                                       1

                     Distribution                                   1
--------------------------------------------------------------------------------
     New Sales:
                     Marketing (supply and distribution             2
                     of prospectuses to persons who
                     have not yet invested in a
                     Designated Portfolio)

                     Delivery of prospectuses to
                     satisfy legal prospectus delivery
                     requirements (e.g., copies sent                1
                     with confirmations of sales)
--------------------------------------------------------------------------------
  Existing Owners:   Supply quantities described in                 1
                     Section 3.4

                     Distribution                                   1

--------------------------------------------------------------------------------
Interim Updates




--------------------------------------------------------------------------------
     New Sales:      Marketing (supply and distribution             2
                     of prospectuses to persons who
                     have not yet invested in a
                     Designated Portfolio)

                     Deliver of propsectuses to satisfy             1
                     legal prospectus delivery
                     requirements (e.g., copies sent
                     with conformations of sales

                     If required by Participating                  PIC
                     Insurance Company (PIC)

                     If required by Schwab                        Schwab
--------------------------------------------------------------------------------
  Existing Owners:   If required by Fund or Adviser:               Fund

                     If required by PIC:                           PIC

                     IF required by Schwab                        Schwab
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STATEMENTS OF        Same as Prospectus                            Same
ADDITIONAL
INFORMATION
--------------------------------------------------------------------------------
PROXY MATERIALS      Printing                                      Fund
OF THE FUND
                     Distribution
                                                                   Fund
                     (a) If required by law:

                     (B) If required by participating
                         insurance company:                        PIC

                     (c) If required by Schwab                    Schwab
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ANNUAL REPORTS &     Printing                                      Fund
OTHER
COMMUNICATIONS
WITH SHAREHOLDERS    Distribution                                   1
OF THE FUND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPERATIONS OF        All operations and related                    Fund
FUND                 expenses, including the cost of
                     registration  and   qualification
                     of  the  Fund's  shares, preparation
                     and  filing  of  the  Fund's prospectus
                     and registration  statement,  proxy
                     materials and reports,  the
                     preparation of all  statements and
                     notices  required by any federal or
                     state law and all taxes on the  issuance
                     of the Fund's shares,  and all costs of
                     management of the business affairs of the Fund.
--------------------------------------------------------------------------------

* Schwab will advise the Adviser and the Fund of the allocation of the foregoing expenses among the parties as soon as possible after such allocations are determined.

                                   SCHEDULE G

                            PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities of the handling of proxies relating to the Fund by the Adviser, the Fund and First Transamerica. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "First Transamerica" shall also include the department or third party assigned by First Transamerica to perform the steps delineated below.

      1. The number of proxy proposals is given to First Transamerica by the Adviser as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Adviser will inform First Transamerica of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

      2. Promptly after the Record Date, First Transamerica will perform a "tape run," or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Contract Owners") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Contract Owners' accounts of the Record Date.

          Note: The number of proxy statements is determined by the activities described in Step #2. First Transamerica will use its best efforts to call in the number of Contract Owners to the Adviser, as soon as possible, but no later than one week after the Record Date.

      3. The Fund's Annual Report must be sent to each Contract Owner by First Transamerica either before or together with the Contract Owner's receipt of a proxy statement. The Adviser will provide at least one copy of the last Annual Report to First Transamerica.

      4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to First Transamerica by the Fund. First Transamerica shall produce and personalize the Voting Instruction cards. The Legal Department of the Adviser ("Adviser Legal") must approve the Card before it is printed.

      Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      a.  name (legal name as found on account registration)
      b.  address
      c.  Fund or account number
      d.  coding to state number of units
      e.  individual  Card  number  for  use  in  tracking  and   verification
          of votes (already on Cards as printed by the Fund).

      (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Adviser Legal will develop and produce the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Fund for insertion into envelopes (envelopes and return envelopes are provided and paid for by First Transamerica). Contents of envelope sent to Contract Owners by First Transamerica will include:

      a.  Voting Instruction Card(s)
      b.  One proxy notice and statement (one document)
      c. Return envelope (postage pre-paid) addressed to First Transamerica or its tabulation agent
      d. "Urge buckslip" - optional, but recommended. (This is a small single sheet of paper that requests Contract Owners to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
      e. Cover letter - optional, supplied by First Transamerica and reviewed and approved in advance by Adviser Legal.

6. The above contents should be received by First Transamerica approximately 3-5 business days before mail date. Individual in charge at First Transamerica reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Adviser Legal.

7.    Package mailed by First Transamerica.
          * The Fund must allow at least a 15-day solicitation time to First Transamerica as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

      Note:   Postmarks  are  not  generally   needed.  A  need  for  postmark
      information   would   be  due  to  an   insurance   company's   internal
      procedure.

9. If cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Contract Owner with an explanatory letter, a new Card and return envelope.
      The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

10. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an
      internal   audit  of  that  vote  should   occur.   This  may  entail  a
      recount.

11. The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Adviser Legal must review and approve tabulation format.

12. Final tabulation in shares is verbally given by First Transamerica to Adviser Legal on the morning of the meeting not later than 10:00 am. Denver time. Adviser Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

13. A Certificate of Mailing and Authorization to Vote Shares will be required from First Transamerica as well as an original copy of the final vote. Adviser Legal will provide a standard form for each Certification.

14. First Transamerica will be required to box and archive the Cards received from the Contract Owners. In the event that any vote is challenged or is otherwise necessary for legal, regulatory, or accounting purposes, Adviser Legal will be permitted reasonable access to such Cards.

15.   All  approvals  and   "signing-off"   may  be  done  orally,   but  must
      always be followed up in writing.